EXHIBIT 99.1

THE BANCORP ANNOUNCES TODD BROCKMAN TO JOIN ITS BOARD OF DIRECTORS

Retired Visa Inc. Executive Set to Join The Bancorp Board of Directors in October

WILMINGTON, Delaware, August 28, 2024 – The Bancorp, Inc. (NASDAQ: TBBK) and its wholly-owned subsidiary The Bancorp Bank, N.A. (collectively, the “Company” or “The Bancorp”) are pleased to announce that Todd Brockman will join the Company’s Board of Directors, effective October 1, 2024. The addition of Brockman will support the continued growth of the Company’s Fintech Solutions business.

Brockman brings over 25 years of experience as a senior executive in the payments and financial technology industry. He served as Senior Vice President, General Manager of Visa DPS, one of the largest issuer processors in the world. In 2021, Brockman was elevated to Senior Vice President, Global Head of Issuing Solutions for Visa Inc. and General Manager of Visa DPS, serving in that capacity until his retirement in July 2023. Additionally, Brockman has held various other leadership roles in the industry, including President of Galileo Processing, Inc. and Global Head of Prepaid at Visa Inc.

“Joining The Bancorp Board of Directors is an honor. I am eager to contribute to the ongoing success of the Company, particularly in its Fintech Solutions business, which has set a benchmark in the payments industry,” said Brockman. “Leveraging my experience in payments and financial technology, I look forward to collaborating with the team to drive further innovation, strengthen market leadership, and continue to deliver exceptional value to clients and stakeholders."

Throughout his career, Brockman has honed his leadership skills and demonstrated his commitment to fostering strong, collaborative teams. His proven ability to guide organizations will be valuable as he joins The Bancorp’s Board of Directors.

“Todd has the track record and reputation to help unlock the potential of our platform for both our partners and investors,” said Damian Kozlowski, Chief Executive Officer and President at The Bancorp. “Our quest to significantly grow our leading fintech ecosystem is a magnet for the best talent. We believe that Todd’s experience and expertise will assist our company’s ability to execute on our strategic growth initiatives.”

For more information about The Bancorp and its leadership, please visit www.thebancorp.com.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), through its subsidiary, The Bancorp Bank, N.A., provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. With over 20 years of experience, The Bancorp delivers partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp is the third-largest bank by asset size in South Dakota, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the country. With a company-wide commitment to excellence, The

Bancorp is recognized as the top-ranked publicly traded bank with assets between $5B-$50B by Bank Director Magazine, a Readers’ Choice Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Safe Harbor

This press release contains “forward-looking statements” concerning the Company. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “continue,” “potential,” “ongoing,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. Forward-looking statements involve known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any “forward-looking statements,” including to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as may be required by law.

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Media Relations
Rachel Brick
Director of Strategic Communications
(302) 385-5410
rbrick@thebancorp.com

Investor Relations
Andres Viroslav, Director of Investor Relations
The Bancorp
(215) 861-7990
aviroslav@thebancorp.com

Source: The Bancorp, Inc.